Exhibit 1

Transactions in the Shares During the Past Sixty Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Share($)	Date of Purchase / Sale

VOSS VALUE MASTER FUND, LP

Sale of Common Stock	(7,413)	14.8120	08/12/2025
Sale of Common Stock	(7,412)	14.8120	08/12/2025
Sale of Common Stock	(50,000)	14.5702	08/14/2025
Sale of Common Stock	(11,889)	14.5800	08/14/2025
Sale of Common Stock	(11,889)	14.5800	08/14/2025
Sale of Common Stock	(50,000)	14.5702	08/14/2025
Sale of Common Stock	(41,613)	14.5004	08/19/2025
Sale of Common Stock	(41,613)	14.5004	08/19/2025
Sale of Common Stock	(33,387)	14.5718	08/20/2025
Sale of Common Stock	(33,387)	14.5718	08/20/2025
Sale of Common Stock	(2,016)	14.5604	08/20/2025
Sale of Common Stock	(2,016)	14.5604	08/20/2025
Sale of Common Stock	(47,984)	14.5100	08/22/2025
Sale of Common Stock	(47,984)	14.5100	08/22/2025

VOSS VALUE-ORIENTED SPECIAL SITUATIONS FUND, LP

Sale of Common Stock	(25,000)	14.8000	08/12/2025

VOSS CAPITAL, LP
(Through Separately Managed Accounts)

Sale of Common Stock	(20,000)	14.9500	08/11/2025
Sale of Common Stock	(50,000)	14.9508	08/11/2025
Sale of Common Stock	(50,000)	14.9500	08/11/2025